                                                                   EXHIBIT 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-11031) of HFS Incorporated of our report dated February 2, 1996, relating to the consolidated financial statements of Ideon Group, Inc., which appears in the Annual Report on Form 10-K of CUC International Inc. for the year ended January 31, 1997.


/s/ PRICE WATERHOUSE LLP
Tampa, Florida
October 31, 1997